Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 1998, included in the U.S. Can Corporation Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.



                                                     /s/ Arthur Andersen LLP
                                                     Arthur Andersen LLP


Chicago, Illinois
April 27, 1998